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                                                                      EXHIBIT 16


                         LETTERHEAD OF ERNST & YOUNG LLP



August 16, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549


Gentlemen:

We have read Item 4 of Form 8-K dated August 16, 2002, of UNIFAB International, Inc. and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                   Very truly yours,

                                                   /s/ Ernst & Young LLP